UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NITCHES, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

2330

(Primary Standard Industrial Classification Code Number)

95-2848021

(I.R.S. Employer Identification Number)

10280 Camino Santa Fe
San Diego, CA 92121
(858) 625-2633

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Mercer III, Esq.
Duane Morris LLP
101 West Broadway, Suite 900,
San Diego, CA 92101
(619) 744-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value, per share	600,000	$4.55	$2,730,000	$321.32

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2006

PROSPECTUS

NITCHES, INC

600,000 Shares of Common Stock

          This prospectus relates to the sale of 600,000 shares of our common stock to Impex Inc. a Texas corporation, in connection with a private transaction whereby we have agreed to acquire from Impex Inc. all of the outstanding membership interests of Saguaro LLC, a Texas limited liability company, in exchange for 600,000 shares of our common stock and certain other consideration.

          Our common stock is quoted through the Nasdaq Capital Market under the symbol “NICH.”  The last reported sale price of our common stock on the Nasdaq Capital Market on June ___, 2006 was $___ per share.

          You should carefully consider the “Risk Factors” beginning on page 3 of this prospectus before purchasing any of the securities being offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated June __, 2006.

          You should rely only on the information contained in this document or the information incorporated by reference into this document.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may be accurate only on the date of this document.

FORWARD-LOOKING STATEMENTS

          This prospectus and the information incorporated by reference contains “forward-looking” statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995 which reflect our expectations regarding our future growth, results of operations, performance and business prospects and opportunities.  Wherever possible, words such as “anticipate,” “believe,” “plan,” “expect” and similar expressions have been used to identify these forward-looking statements.  These statements reflect our current beliefs and are based on information currently available to us.  Accordingly, these statements are subject to risks and uncertainties, including those listed under “Risk Factors,” which could cause our actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. Except as otherwise required by federal securities law, we are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

THE COMPANY

          Nitches, Inc. designs, markets and distributes wholesale apparel to national retailers, regional chain stores and specialty retailers.  Product offerings include men’s casual lifestyle clothing by Newport Blue®, men’s golf apparel by The Skins Game®, women’s sleepwear by Dockers®, women’s western wear by Adobe Rose® and Southwest Canyon®, and women’s private label apparel and Saguaro® outerwear.  We provide fashionable clothing to the popularly priced market segment that generally retails between $10 and $35 per item.  For 35 years, we have competed on the basis of price, quality, the desirability of its fabrics and designs, and the reliability of our delivery and service.

          This prospectus relates to the sale of 600,000 shares our common stock to Impex Inc. a Texas corporation.  On June 22, 2006, we entered into an agreement to acquire all of the outstanding membership interests of Saguaro LLC, a Texas limited liability company, in exchange for 600,000 shares of our common stock and certain other consideration.  See “Use of Proceeds” below.

          Our executive offices are located at 10280 Camino Santa Fe, San Diego, California 92121.  Our telephone number is (858) 625-2633.  We maintain a Web site at http://www.nitches.com.  Nothing contained in such Web site should be deemed a part of this prospectus.

RISK FACTORS

          An investment in our common stock involves a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our common stock could go down.  This means you could lose all or a part of your investment.

          We rely on a few key customers, and the loss of any one key customer would substantially reduce our revenues.

          We derive a significant portion of our revenues from a few major customers.  Sales to one customer accounted for 53.1% of our net sales during fiscal 2005.  Two customers accounted for 32.3% and 31.3%, respectively, of our net sales in fiscal 2004.  While we believe our relationships with our major customers are good, we do not have long-term contracts with any of them and purchases generally occur on an order-by-order basis.  Because of competitive changes and the fact that the types of garments we sell are available from a number of other suppliers, there is the possibility that any customer could alter the amount of business it does with us.  A significant decrease in business from, or loss of, any of our major customers could harm our financial condition by causing a significant decline in revenues.

          We must successfully gauge fashion trends and changing consumer preferences to succeed.

          Our failure to anticipate, identify and respond effectively to changing consumer demands and fashion trends could adversely affect acceptance of our products by retailers and consumers and may result in a significant decrease in net sales or leave us with a substantial amount of unsold inventory.  We believe that our success depends on our ability to anticipate, identify and respond to changing fashion trends in a timely manner.  Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change.  If our products are not successfully received by retailers and consumers and we are left with a substantial amount of unsold inventory, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory.  If this occurs, our business, financial condition, results of operations and prospects may be harmed.

          The apparel industry has relatively long lead times for the design and production of products. Consequently, we must in some cases commit to production in advance of orders based on forecasts of customer and consumer demand. If we fail to forecast demand accurately, we may under-produce or over-produce a product and encounter difficulty in filling customer orders or in liquidating excess inventory. Additionally, if we over-produce a product based on an aggressive forecast of demand, retailers may not be able to sell the product and cancel future orders or require retrospective price adjustments. These outcomes could have a material adverse effect on sales and brand image and seriously affect sales and profitability.

          Intense competition in the apparel industry could reduce our sales and profitability.

          As an apparel company, we face competition on many fronts, including the following:

•	establishing and maintaining favorable brand recognition;

•	developing products that appeal to consumers;

•	pricing products appropriately; and

•	obtaining access to and sufficient floor space in retail outlets.

          Competition in the apparel industry is intense and is dominated by a number of very large brands, many of which have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than we do. The competitive responses encountered from these larger, more established apparel companies may be more aggressive and comprehensive than anticipated and we may not be able to compete effectively. The aggressive and competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect sales and profitability.

          Consolidation and change in the retail industry may eliminate existing or potential customers.

          A number of apparel retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various apparel retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to those retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customers’ receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

          There has been and continues to be merger, acquisition and consolidation activity in the retail industry. Future consolidation could reduce the number of our customers and potential customers. A smaller market for our products could have a material adverse impact on our business and results of operations. In addition, it is possible that the larger customers, which result from mergers or consolidations, could decide to perform many of the services that we currently provide. If that were to occur, it could cause our business to suffer.

          With increased consolidation in the retail industry, we are increasingly dependent upon key retailers whose bargaining strength and share of our business is growing. Accordingly, we face greater pressure from these customers to provide more favorable trade terms. We could be negatively affected by changes in the policies or negotiating positions of our customers. Our inability to develop satisfactory programs and systems to satisfy these customers could adversely affect operating results in any reporting period.

          We depend on our key personnel.

          Our success depends to a large extent upon the continued services of our officers and managers.  The loss of the services of any key member of management could have a material adverse effect on our ability to manage our business.  Our continued success is dependent upon our ability to attract and retain qualified management, administrative and sales personnel to support our future growth.  Our inability to do so may have a significant negative impact on our ability to manage our business.

          Fluctuations in the price, availability and quality of raw materials could cause delays and increase costs.

          Fluctuations in the price, availability and quality of the fabrics or other raw materials used in our manufactured apparel could have a material adverse effect on cost of sales or our ability to meet customer demands. The prices for fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns and changes in oil prices. We may not be able to pass higher raw materials prices and related transportation costs on to our customers.

          The extent of our foreign sourcing and manufacturing may adversely affect our business.

          Substantially all our products are manufactured outside the United States. As a result of the magnitude of our foreign sourcing and manufacturing, our business is subject to the following risks:

•

uncertainty caused by the elimination of import quotas in China.  Such quotas have been replaced by safeguard provisions that continue to provide limits on importation of apparel from China. The operation and effects of these safeguard provisions are uncertain and could result in delays in imports and supplies. As a result, we will have to monitor and manage our sourcing of products and develop alternative sourcing plans, if necessary, to alleviate the impact of any anticipated impact of safeguard provisions;

•

political and economic instability in foreign countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

•	imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;

•	imposition of duties, taxes and other charges on imports;

•	significant fluctuation of the value of the dollar against foreign currencies;

•	restrictions on the transfer of funds to or from foreign countries;

•

political instability, military conflict, or terrorism involving the United States, or any of the many countries where our products are manufactured, which could cause a delay in transportation, or an increase in transportation costs of raw materials or finished product;

•

disease epidemics and health related concerns, such as SARS or the mad cow or bird flu disease outbreaks in recent years, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•

reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

•	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

          If these risks limit or prevent us from selling or manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

          Our success depends in part on the value of the licensed brands.

          Many of our products are produced under license agreements with third parties. Similarly, we license some of our brand names to other companies. Our success depends on the value of the brands and trademarks that we license and sell. Brands that we license from third parties are integral to our business as is the implementation of our strategies for growing and expanding these brands and trademarks.  We market some of our products under the names and brands of recognized designers. Our sales of these products could decline if any of those designer’s images or reputations were to be negatively viewed.  Additionally, we rely on continued good relationships with both licensees and licensors of certain trademarks and brand names.  Adverse actions by any of these third parties could damage the brand equity associated with these trademarks and brands, which could have a material adverse effect on our business, results of operations and financial condition.

          Our competitive position could suffer if our intellectual property rights are not protected.

          We believe that our trademarks and designs are of great value. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property. We are susceptible to others imitating our products and infringing our intellectual property rights. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or to block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, we cannot assure you that others will not assert rights in, or ownership of, our trademarks and other intellectual property rights or in similar marks that we license and/or market or that we will be able to successfully resolve these conflicts to our satisfaction. We may need to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of resources.  At the time of any such infringement, we may not have adequate financial resources to prosecute or defend a lengthy trademark or copyright case.

          Our reliance on independent manufacturers could cause delays and damage customer relationships.

          We rely on independent manufacturers to assemble or produce a substantial portion of our products. We are dependent on the ability of these independent manufacturers to adequately finance the production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We generally do not have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality, at an acceptable price, or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from independent manufacturers or, in the event of a disruption, that we would be able to substitute suitable alternative manufacturers in a timely manner, if at all. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

          We do not control our independent manufacturers or their labor and other business practices. If any of our manufacturers violate labor or other laws or implement labor or other business practices that are generally regarded as unethical in the United States, the shipment of finished products could be interrupted, orders could be cancelled, relationships could be terminated and our reputation could be damaged. Any of these events could have a material adverse effect on our revenues and, consequently, our results of operations.

          Any losses resulting from settlements or adverse judgments arising out of litigation claims could materially and adversely affect our consolidated financial position and results of operations.

          We have been, and in the future may be, a party to claims and litigation proceedings. Such matters include litigation arising in the ordinary course of business.  Such matters are subject to many uncertainties, and we cannot predict with any assurance the outcomes and ultimate financial impacts of them. There can be no guarantees that actions that have been or may be brought against us in the future will be resolved in our favor or that insurance carried by us will be available or paid to cover any litigation exposure.

          The apparel business is subject to seasonal volatility and our operating results may fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

          Our operating results may fluctuate substantially from quarter-to-quarter and year-to-year for a variety of reasons, many of which are beyond our control. Factors that could affect our quarterly and annual operating results include those listed below as well as others listed in this “Risk Factors” section:

•	changes in our pricing policies or those of our competitors;

•	our current reliance on large-volume orders from only a few customers;

•	the receipt and shipment of large orders or reductions in these orders;

•	variability between customer and product mix;

•	delays or failures to fulfill orders for our products on a timely basis;

•	the availability and cost of raw materials and components for our products; and

•	operational disruptions, such as transportation delays or failures of our order processing system.

As a result of these factors, period-to-period comparisons of our operating results may not be meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results may fall below the expectations of public market analysts or investors. In this event, our stock price could decline significantly.

          Our Chief Executive Officer beneficially owns approximately 25% of our outstanding common stock and, thus, will be able to exert substantial influence over us and our major corporate decisions.

          As of the date of this prospectus, our Chief Executive Officer, Steven P. Wyandt, beneficially owns approximately 25% of our outstanding common stock. As a result of his ownership interest, Mr. Wyandt will have substantial influence over who is elected to our board of directors each year as well as whether we enter into any significant corporate transaction that requires stockholder approval.

USE OF PROCEEDS

          This prospectus relates to the sale of 600,000 shares our common stock to Impex Inc., a Texas corporation.  On June 22, 2006, we entered into an Acquisition Agreement to acquire all the outstanding membership interests of Saguaro LLC, a Texas limited liability company.  The principal assets of Saguaro consist of the Saguaro® trademark and related marks, ownership of which will transfer to Nitches, Inc.  Saguaro does not have any material liabilities.

          The aggregate purchase price for the membership interests is $3,030,000.  At closing, which we anticipate will take place on or before September 30, 2006, we have agreed to issue to Impex Inc. 600,000 shares of our common stock valued at $4.55 per share (based on the average closing price for the common stock for the ten trading days between June 7 and June 20, 2006, inclusive, prior to entry into the Acquisition Agreement), and deliver a promissory note in the amount of $300,000 to be paid in installments from August to November 2006.

          Since January 2005, Nitches has been manufacturing and distributing Saguaro® apparel products to specialty and catalog retailers under the terms of a strategic alliance with Impex Inc. Upon the closing of this transaction, Impex will own more than 10% of the outstanding shares of Nitches’ common stock.  There is no arrangement in place for any representatives of Impex to serve on the board of directors or as an executive officer of Nitches.

          The closing of the transaction under the Acquisition Agreement is subject to certain conditions, including (i) the accuracy of representations and warranties, (ii) the performance by each party of all covenants contained in the Acquisition Agreement, (iii) the absence of any order, decree or ruling prohibiting the acquisition, (iv) the successful registration of the shares to be issued to Impex, and (v) that Nitches’ common stock trade above $4.50 as measured by the average closing price of Nitches’ stock for the 10 trading days immediately preceding the date that is two business days prior to closing.

          The Acquisition Agreement may be terminated: (i) by mutual consent, (ii) by either party if a material breach has occurred which has not been cured within 30 days following written notice, and (iii) by either party if the acquisition is not consummated by September 30, 2006. In the event of termination, both parties are responsible for their own expenses.

PLAN OF DISTRIBUTION

          The 600,000 shares will be issued to Impex Inc. at the closing of the transactions contemplated by the Acquisition Agreement, against delivery of the certificate for the membership interests in Saguaro LLC.  The closing is anticipated to take place on or before September 30, 2006.  There is no underwriting or brokerage arrangement in place with respect to the distribution of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

LEGAL MATTERS

          The validity of the issuance of the shares offered under the prospectus has been passed upon for Nitches, Inc. by Duane Morris LLP, San Diego, California.  Attorneys of Duane Morris do not have a substantial interest in the Company as of June 29, 2006.

EXPERTS

          Our consolidated financial statements as of August 31, 2005 and 2004 have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended August 31, 2005.  The financial statements for fiscal year ended August 31, 2005 and August 31, 2004 have been incorporated into this prospectus by reference in reliance on the report of Berenson LLP and Moss Adams, LLP, respectively, independent accountants, upon authority of said firms as experts in accounting and auditing.

INCORPORATION BY REFERENCE

          This prospectus is part of a registration statement (Registration No. 333-      ) we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”).  The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede previously filed information, including information contained in this prospectus.

          We incorporate by reference the documents listed below:

(1)	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, filed with the Commission on December 15, 2005, as amended by Form 10-K/A filed with the Commission on May 16, 2006.

(2)

Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2005 filed with the Commission on January 19, 2006, as amended by Form 10-Q/A filed on May 16, 2006 and our Quarterly Report on Form 10-Q for the quarter ended February 28, 2006 filed with the Commission on April 19, 2006.

(3)

Our Current Reports on Form 8-K filed with the Commission on October 31, 2005, November 10, 2005, December 19, 2005, December 21, 2005, January 10, 2006, January 17, 2006, March 22, 2006, April 19, 2006, June 26, 2006, and June 28, 2006.

(4)	The description of our common stock, which is contained in the registration statement on Form 8-A filed with the Commission on September 6, 1985 (No. 000-13851), as amended.

          Any statement contained in a document incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

          Copies of these documents may be accessed via our website at www.nitches.com.  You may also request free copies of these filings by writing or calling us at:

Nitches, Inc.
10280 Camino Santa Fe
San Diego, CA 92121
(858) 625-2633

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the public reference facilities of the Securities and Exchange Commission located at Station Place, 100 F Street NE, Washington D.C. 20549.  You may obtain information on the operation of the SEC’s public reference facilities by calling the Commission at 1-800-SEC-0330.  You can also access copies of this material electronically on the SEC’s home page on the World Wide Web at http://www.sec.gov.

          This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

600,000 Shares

NITCHES, INC.

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

          The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of common stock, are as follows.  All of the amounts (except the SEC registration fee) are estimated.

SEC registration fee	$322
Printing and engraving expenses	5,000
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

Total	$25,322

Item 14.     Indemnification of Directors and Officers.

          Sections 204(a) and 317 of the California General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

          Article V of the Company’s Articles of Incorporation, as amended (the “Articles”), eliminates the liability of the directors of the corporation for monetary damages to the fullest extent permissible under California law.  Additionally, Article VI of the Company’s Articles provides for indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code.

          Article VI of the Company’s Bylaws (the “Bylaws”), subject to certain limitations, provides that the liability of the directors of the Company shall be eliminated to the fullest extent permissible under California law.  Article VII of the Company’s Bylaws also provides that the Company is authorized to provide, to the fullest extent permissible under California law, indemnification of agents (as defined in applicable Sections of the California Corporations Code) in excess of the indemnification otherwise permitted by applicable sections of the California Corporations Code.

          The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Articles and Bylaws.  These indemnification agreements provide for indemnification to the fullest extent permitted by law, and set forth specific procedures to be followed when indemnification is sought.

          The Company currently maintains directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 15.     Recent Sales of Unregistered Securities.

          On October 24, 2005, the Company issued 540,000 shares of its common stock and  8,820 shares of its Series A preferred stock to the stockholders of Designer Intimates, Inc., a Delaware corporation, to acquire the seventy-two percent (72%) of the issued and outstanding stock of Designer Intimates, Inc. which it did not own, resulting in the Company owning 100% of Designer Intimates, Inc.  The issuance of the Company’s common stock and preferred stock to the Designer Intimates, Inc. stockholders was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.  The shares of the Company’s common stock and preferred stock issued to the Designer Intimates, Inc. stockholders were restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

          On June 24, 2006, the Company entered into an Asset Purchase Agreement with Taresha LLC, a New Jersey limited liability company, to acquire substantially all the assets of its Home Décor business as of July 1, 2006.  In connection with the transaction, the Company issued 600,000 shares of its common stock to Taresha, LLC.  The issuance of the Company’s common stock to Taresha, LLC was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.  The shares of the Company’s common stock were restricted shares, but the Company has agreed to register the resale of the shares under the Securities Act.

Item 16.     Exhibits.

Exhibit No.	Description

5.1	Opinion of Counsel of Duane Morris LLP

10.1	Acquisition Agreement, dated June 22, 2006, between Nitches, Inc. and Impex Inc.

21	Subsidiaries of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm, Berenson LLP

23.2	Consent of Independent Registered Public Accounting Firm, Moss Adams, LLP

23.3	Consent of Duane Morris LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

Item 17.     Undertakings.

          (h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of June, 2006.

NITCHES, INC.

By:	/s/ Steven P. Wyandt

Steven P. Wyandt, Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Nitches, Inc., a California corporation, hereby constitutes and appoints Steven P. Wyandt or Paul M. Wyandt, acting individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven P. Wyandt	Chairman of the Board, Chief Executive Officer,	June 29, 2006
Chief Financial Officer and Director (Principal
Steven P. Wyandt	Executive Officer, Principal Financial Officer, and
Principal Accounting Officer)

/s/ Paul M. Wyandt	President, Chief Operating Officer and Director	June 29, 2006
(Principal Operating Officer)
Paul M. Wyandt

/s/ Eugene B. Price II	Director	June 29, 2006

Eugene B. Price II

/s/ Michael Sholtis	Director	June 29, 2006

Michael Sholtis

/s/ T. Jefferson Straub	Director	June 29, 2006

T. Jefferson Straub

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Counsel of Duane Morris LLP

10.1	Acquisition Agreement, dated June 22, 2006, between Nitches, Inc. and Impex Inc.

21	Subsidiaries of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm, Berenson LLP

23.2	Consent of Independent Registered Public Accounting Firm, Moss Adams, LLP

23.3	Consent of Duane Morris LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)